THE SECURITY  REPRESENTED BY THIS  INSTRUMENT WAS ORIGINALLY  ISSUED ON
         MARCH 17, 1999, AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY APPLICABLE STATE SECURITIES LAW. THE TRANSFER OF SUCH SECURITY IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE SECURITIES PURCHASE AGREEMENT, DATED AS OF MARCH 17, 1999 AS AMENDED AND MODIFIED FROM TIME TO TIME, BETWEEN THE ISSUER (THE "COMPANY") AND THE PURCHASERS NAMED THEREIN. THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITY UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED WITHOUT CHARGE TO THE HOLDER HEREOF UPON WRITTEN REQUEST TO THE COMPANY.

         THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT, AS SUCH TERM IS DEFINED IN SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. UPON INQUIRY MADE BY ANY HOLDER HEREOF, ADDRESSED TO COVOL TECHNOLOGIES, INC., 3280 NORTH FRONTAGE ROAD, UTAH 84043, ATTENTION:
         STEVEN STEWART, COVOL TECHNOLOGIES, INC. WILL PROVIDE A STATEMENT SETTING FORTH THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE AND THE YIELD TO MATURITY WITH RESPECT TO THE NOTE HELD BY SUCH HOLDER.



                 ----------------------------------------------



$20,000,000                                                   New York, New York
                                                                  March 17, 1999


                  FOR VALUE RECEIVED, the undersigned, COVOL TECHNOLOGIES, INC., a Delaware corporation (the "Company"), hereby promises to pay to the order of OZ Master Fund, Ltd. on the Maturity Date the principal amount of TWENTY MILLION DOLLARS ($20,000,000) or such lesser principal amount thereof as may remain outstanding, together with interest thereon calculated from the date hereof in accordance with the provisions of this Note.

                  This  Note  was  issued  pursuant  to  a  Securities  Purchase
Agreement, dated as of March 17, 1999 (as amended and modified from time to time, the "Purchase Agreement"), between the Company and certain investors, and this Note is one of the "Notes" referred to in the Purchase Agreement. The Purchase Agreement contains terms governing the rights of the holder of this Note, and all provisions of the Purchase Agreement are hereby incorporated herein in full by reference.

This Note is secured by and entitled to the benefits of the Security Agreement. Except as defined in paragraph 8 hereof or unless otherwise indicated herein, capitalized terms used in this Note have the same meanings set forth in the Purchase Agreement.

                  1. Payment of Interest. Except as otherwise expressly provided in paragraph 4(b) hereof, interest shall accrue at the rate of two and one-half (2.5%) per annum on the unpaid principal amount of this Note outstanding from time to time, or (if less) at the highest rate then permitted under applicable law. The Company shall pay to the holder of this Note all accrued interest on January 1 and July 1 of each year, beginning July 1, 1999 (collectively, the "Interest Payment Dates"). Unless prohibited under applicable law, any accrued interest which is not paid on the date on which it is due and payable shall bear interest at twice the rate at which interest is then accruing on the principal amount of this Note until such interest is paid. Any accrued interest which for any reason has not theretofore been paid shall be paid in full on the date on which the final principal payment on this Note is made. Interest shall accrue on any principal payment due under this Note and, to the extent permitted by applicable law, on any interest which has not been paid on the date on which it is due and payable until such time as payment therefor is actually delivered to the holder of this Note.

                  2. Pro Rata Payment. Except as otherwise expressly provided in this Note, all payments to the holders of the Notes (whether for principal, interest or otherwise) shall be made pro rata among such holders based upon the aggregate unpaid principal amount of the Notes held by each such holder. If any holder of a Note obtains any payment (whether voluntary, involuntary, by application of offset or otherwise) of principal, interest or other amount with respect to any Note in excess of such holder's pro rata share of such payments obtained by all holders of the Notes (other than as expressly provided herein), by acceptance of a Note, each such holder of a Note agrees to purchase from the other holders of the Notes a participation in the Notes held by such other holders of the Notes as is necessary to cause such holders to share the excess payment ratably among each of them as provided in this paragraph.

                  3.       Redemptions.

                  (a) Scheduled Redemptions. (i) At any time on and after the third anniversary of the date of issuance of this Note, at the option of the holder of this Note, the Company shall redeem the aggregate principal amount of such Note designated by such holder at a price equal to the Optional Redemption Price (plus accrued and unpaid interest thereon), and (ii) at any time following the date of issuance of this Note, and prior to the third anniversary thereof, at the option of the Company, the Company may redeem all or a part of the outstanding aggregate principal amount of the Notes at a price equal to the Optional Redemption Price (plus accrued and unpaid interest thereon); provided, that the Company must redeem (A) at least $1,000,000 aggregate principal amount of the Notes outstanding and (B) the Notes pro rata among the holders of the Notes based upon the aggregate principal amount of the Notes held by each such holder to exercise its option hereunder. Notwithstanding the foregoing, if at any time following the date of issuance of this Note, the Company fails to perform or observe Section 8.2(j) of the Purchase Agreement, at the option of the holder of this Note, the Company shall redeem the aggregate principal amount of such Note designated by such holder at a price equal to the Optional Redemption Price (plus accrued and unpaid interest thereon).

                  (b) Redemption Payments. For each Note which is to be redeemed hereunder, the Company shall be obligated on the applicable Redemption Date to pay to the holder thereof (upon surrender by such holder at the Company's principal office of the Note) an amount in cash in immediately available funds equal to the Optional Redemption Price of such Note (plus all accrued and unpaid interest thereon and any premium payable with respect thereto).

                  (c) Notice of Redemption. The Company shall mail written notice of each redemption of any Notes (other than a redemption at the request of a holder or holders of the Notes) to each holder thereof not more than sixty
(60) nor less than thirty (30) days prior to the date on which such redemption is to be made. In case less than the aggregate principal amount of this Note is redeemed, a new Note representing the aggregate principal amount of the unredeemed Note shall be issued to the holder thereof without cost to such holder within five (5) Business Days after surrender of this Note.

                  (d) Interest After Redemption Date. This Note shall not be entitled to any interest accruing after the date on which the Optional Redemption Price of such Note (plus all accrued and unpaid interest thereon) is paid to the holder of such Note. On such date, all rights of the holder of the Note shall cease, and such Note shall no longer be deemed to be issued and outstanding.

                  (e) Redeemed or Otherwise Acquired Notes. Any Notes which are redeemed or otherwise acquired by the Company shall be canceled and shall not be reissued, sold or transferred.

                  (f) Other Redemptions or Acquisitions. The Company shall not, nor shall it permit any Subsidiary to, redeem or otherwise acquire any Notes, except as expressly authorized herein or pursuant to a purchase offer made pro rata to all holders of the Notes on the basis of the aggregate principal amount of the Notes held by each such holder.

                  (g) Payment of Accrued Interest. The Company may not redeem any Note, unless all interest accrued on the outstanding Notes through the immediately preceding Interest Payment Date has been paid in full.

                  (h) Change of Control. If a Change of Control has occurred or the Company obtains knowledge that a Change of Control is proposed to occur, the Company shall give prompt written notice of such Change of Control describing in reasonable detail the material terms and date of consummation thereof to each holder of the Notes, but in any event such notice shall not be given later than five (5) days after the occurrence of such Change of Control, and the Company shall give each holder of the Notes prompt written notice of any material change in the terms or timing of such transaction. Any holder of a Note may require the Company to redeem all or any portion of the outstanding principal amount of such Note held by such holder at a price equal to the Optional Redemption Price by giving written notice to the Company of such election prior to the later of (a) twenty-one (21) days after receipt of the Company's notice and (b) five (5) days prior to the consummation of the Change of Control (the "Expiration Date"). The Company shall give prompt written notice of any such election to all other holders of the Notes within five (5) days after the receipt thereof, and each such holder shall have until the later of (i) the Expiration Date or (ii) ten
(10) days after receipt of such second notice to request redemption hereunder (by giving written notice to the Company) of all or any portion of the outstanding principal amount of such Note held by such holder.

                  Upon receipt of such election(s), the Company shall be obligated to redeem the aggregate principal amount of Notes specified therein on the occurrence of the Change of Control. If any proposed Change of Control does not occur, all requests for redemption in connection therewith shall be automatically rescinded, or if there has been a material change in the terms or the timing of the transaction, any holder of the Notes may rescind such holder's request for redemption by giving written notice of such rescission to the Company.

                  The term "Change of Control" means (a) any sale, transfer or issuance or series of sales, transfers and/or issuances of Common Stock by the Company or any holders thereof which results in any Person or group of Persons (as the term "group" is used under the Exchange Act), beneficially owning (as such term is used in the Exchange Act) more than 50% of the Common Stock outstanding at the time of such sale, transfer or issuance or series of sales, transfers and/or issuances, (b) any sale or transfer of more than 50% of the assets of the Company and its Subsidiar ies on a consolidated basis (measured either by book value in accordance with generally accepted accounting principles consistently applied or by fair market value determined in the reasonable good faith judgment of the Board of Directors) in any transaction or series of transactions (other than sales in the ordinary course of business and excluding the sale of the synthetic fuel facilities set forth on Schedule 8.1(e) of the Purchase Agreement) and (c) any merger or consolidation to which the Company is a party, except for a merger in which the Company is the surviving Company, the terms of the Notes or Common Stock are not changed and the Notes are not exchanged for cash, securities or other property, and after giving effect to such merger, the holders of the Company's outstanding capital stock possessing a majority of the voting power (under ordinary circumstances) to elect a majority of the Board of Directors immediately prior to the merger shall continue to own the Company's outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Board of Directors.

                  Redemptions made pursuant to this paragraph 3(h) shall not relieve the Company of its obligations to redeem the Notes pursuant to paragraph 3(a) above.

                  4.       Events of Default.

                  (a) Definition. For purposes of this Note, an Event of Default shall be deemed to have occurred if

                           (i) the  Company  fails to pay  when due and  payable
(whether at maturity, upon redemption or otherwise) the full amount of interest then accrued on any Note (and such interest remains unpaid after one (1) Business Day's notice) or the full amount of any principal payment on any Note;

                           (ii) the  Company  fails to perform  or  observe  any
material provision contained in the Notes, the Purchase Agreement or in the Related Documents, and (other than with respect to Section 8.1 or 8.2(m) of the Purchase Agreement, Section 1(f)(i) of the Registration

Rights Agreement, or paragraph 5 hereof) such failure is not cured within fifteen (15) days after the occurrence thereof;

                           (iii) any representation or warranty contained in the
Purchase Agreement or required to be furnished to any holder of the Notes pursuant to the Purchase Agreement, or any information contained in writing required to be furnished by the Company or any Subsidiary to any holder of the Notes, is false or misleading in any material respect on the date made or furnished;

                           (iv)  the   Company  or  any   Subsidiary   makes  an
assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Company or any Subsidiary bankrupt or insolvent; or any order for relief with respect to the Company or any Subsidiary is entered under the Federal Bankruptcy Code; or the Company or any Subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company or any Subsidiary, or of any substantial part of the assets of the Company or any Subsidiary, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of any Subsidiary) relating to the Company or any Subsidiary under any bankruptcy reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or the Company or any Subsidiary takes any action to authorize any of the foregoing, or any such petition or application is filed, or any such proceeding is commenced, against the Company or any Subsidiary and either (A) the Company or any such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (B) such petition, application or proceeding is not dismissed within 60 days;

                           (v) one or more  judgments in excess of $5,000,000 in
the aggregate is rendered against the Company or any Subsidiary and, such judgment is not (A) discharged, bonded or otherwise satisfied within 30 days from the entry thereof, (B) covered by adequate insurance, or (C) the execution of such judgment is not stayed pending appeal, or within 30 days after the expiration of any such stay, discharged or otherwise satisfied in full;

                           (vi) the  Company or any  Subsidiary  defaults in the
performance of any obligations or agreements if the effect of such default is to cause an amount exceeding $3,000,000 in the aggregate from the date of issuance of the Note to become due prior to its stated maturity or the holder or holders of any obligation or obligations cause an amount exceeding $3,000,000 to become due prior to its stated maturity;

                           (vii) as  determined  on the date that the  Company's
financial statements are available for each of its fiscal quarters, but no later than forty-five (45) days following each such fiscal quarter, (A) beginning with the fiscal quarter ended December 31, 1999, the Company's Consolidated EBITDA for any fiscal quarter ending on the date set forth below is less than the amount set forth below opposite such date, (B) beginning with the fiscal quarter ended September 30, 2000, (x) the Company's Consolidated EBITDA for any fiscal quarter ending on the date set forth below is less than the amount set forth below opposite such date and (y) the Company's aggregate Consolidated EBITDA for the four most recent fiscal quarters ending on the date set forth below is less than the amount set forth below opposite such date:

                                                                 LAST TWELVE
                                                                   MONTHS
                                          CONSOLIDATED          CONSOLIDATED
--------------------------------------------------------------------------------

December 31, 1999                          $5,000,000
March 31, 2000                              5,500,000
June 30, 2000                               5,750,000
September 30, 2000                          6,000,000           $22,250,000
December 31, 2000                           6,250,000            23,500,000
March 31, 2001                              6,500,000            24,500,000
June 30, 2001                               6,500,000            25,250,000
September 30, 2001                          6,500,000            25,750,000
December 31, 2001 and                       6,500,000            26,000,000
    thereafter

or (C) beginning with the fiscal quarter ended December 31, 1999, the Company's Debt-to-EBITDA Ratio for any fiscal quarter is in excess of 8:1;

                  Notwithstanding  anything to the  contrary  in this  paragraph
4(a)(vii), with respect to (A) and (B)(x) above, to the extent the Company's Consolidated EBITDA for any fiscal quarter exceeds the amount set forth above for such fiscal quarter, 100% of such excess amount may be carried forward to the immediately succeeding fiscal quarter in determining the Company's Consolidated EBITDA for such succeeding fiscal quarter; provided, that no amounts once carried forward to the immediately succeeding fiscal quarter may be carried forward again to any fiscal quarter thereafter.

                           (viii)  without  the  prior  written  consent  of the
holders of a majority of the
aggregate principal amount of the Notes outstanding, the Company or any Subsidiary redeems, purchases or otherwise acquires directly or indirectly any Securities, or the Company directly or indirectly pays or declares any dividend or makes any distribution upon any Securities or any Indebtedness subordinated to the Notes;

                           (ix) the Company consummates an Organic Change;

                           (x) any material provision of the Purchase Agreement,
the Notes or any Related Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any Governmental Authority or other regulatory body having jurisdiction over the Company, seeking to establish the invalidity or enforceability thereof, or the Company shall deny in writing that it has any liability or obligation purported to be created under the Purchase Agreement or any Related Document;

                           (xi)  the  Company  or any  Subsidiary  or any  ERISA
Affiliate shall have made a complete or partial withdrawal from a Multiemployer Plan, and, as a result of such complete or partial withdrawal, the Company or such Subsidiary or such ERISA Affiliate incurs a withdrawal liability in an annual amount exceeding $1,000,000; or a Multiemployer Plan enters reorganization status under Section 4241 of ERISA, and, as a result thereof, the Company's, such Subsidiary's or such ERISA Affiliate's annual contribution requirement with respect to such Multiemployer Plan increases in an annual amount exceeding $1,000,000;

                           (xii)  any  Termination  Event  with  respect  to any
Employee Plan shall have occurred, and 30 days after notice thereof shall have been given to the Company by the Purchasers, (i) such Termination Event (if correctable) shall not have been corrected, and (ii) the then current value of such Employee Plan's vested benefits exceeds the then current value of assets allocable to such benefits in such Employee Plan by more than $1,000,000 (or, in the case of a Termination Event involving liability under Section 409, 502(i), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 4971 or 4975
of the Code, the liability is in excess of such amount);

                           (xiii)  the  Company or any  Subsidiaries  shall have
entered into any consent or settlement decree or agreement or similar arrangement with a Governmental Authority or any judgment, order, decree or similar action shall have been entered against the Company or any Subsidiary based on or arising from the violation of or pursuant to any Environmental Law, or the generation, storage, transportation, treatment, disposal or Release of any Hazardous Material and, in connection with all of the foregoing, the Company or any Subsidiaries incur Environmental Liabilities and Costs which are unstayed, due and owing (and not otherwise covered by insurance) in an amount in excess of $5,000,000 in the aggregate;

                           (xiv) any  non-monetary  judgment  or order  shall be
entered against the Company or any Subsidiary which does, or could reasonably be expected to, result in a Material Adverse Change, and there shall be a period of ten consecutive days during which a stay of enforcement of such judgment or order shall not be in effect;

                           (xv) Section 29 of the Code is repealed, replaced or
amended and such repeal, replacement or amendment could reasonably be expected to have a Material Adverse Effect on the Company;

                           (xvi) (A) any registration  statement requested to be
filed pursuant to the Registration Rights Agreement (as defined in the Purchase Agreement) which has been filed by the Company and declared effective by the Securities and Exchange Commission shall not be filed or shall not have been declared effective or shall cease to be effective or fail to be usable for its intended purpose without being succeeded within two (2) business days by a post-effective amendment to such registration statement that cures such failure and that is itself immediately declared effective or (B) the Securities and Exchange Commission shall issue any stop order suspending the effectiveness under the Securities Act of any registration statement required to be filed and declared effective by the Company pursuant to the Registration Rights Agreement or any state securities commission suspends the qualification of the Notes for offering or sale in any jurisdiction, or (C) any proceeding for purposes of either (A) or (B) above is initiated;

                           (xvii) the  occurrence  of an Event of  Noncompliance
under the Certificate of Designations (as defined in the Purchase Agreement); or

                           (xviii) the  occurrence of a Material  Adverse Change
(as defined in the Purchase Agreement).

                  The foregoing shall constitute Events of Default whatever the reason or cause for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

                  (b)      Consequences of Events of Default.

                           (i) If any  Event  of  Default  has  occurred  and is
continuing (other than under subparagraph 4(a)(iii), (viii) or (xiii)), the interest rate on the Notes shall increase immediately by an increment of one percentage point to the extent permitted by law. Thereafter, until such time as no Events of Default exist, the interest rate shall increase automatically at the end of each succeeding 90-day period by an additional increment of one percentage point to the extent permitted by law. Any increase of the interest rate resulting from the operation of this subparagraph shall terminate as of the close of business on the date on which no Events of Default exist (subject to subsequent increases pursuant to this subparagraph).

                           (ii) If an Event of Default of the type described in
subparagraph 4(a)(iv) has occurred, the aggregate principal amount of the Notes (together with all accrued interest thereon and all other amounts due and payable with respect thereto) shall become immediately due and payable at the Optional Redemption Price without any action on the part of the holders of the Notes, and the Company shall immediately pay to the holders of the Notes all amounts due and payable with respect to the Notes.

                           (iii) If any Event of Default (other than under
subparagraph 4(a)(iv) or (vii)) has occurred and is continuing, the holder or holders of Notes representing a majority of the aggregate principal amount of Notes then outstanding may declare all or any portion of the outstanding principal amount of the Notes (together with all accrued interest thereon and all other amounts due and payable with respect thereto) to be immediately due and payable at the Optional Redemption Price and may demand immediate payment of all or any portion of the outstanding principal amount of the Notes (together with all such other amounts then due and payable) owned by such holder or holders. The Company shall give prompt written notice of any such demand to the other holders of Notes, each of which may demand immediate payment of all or any portion of such holder's Note. If any holder or holders of the Notes demand immediate payment of all or any portion of the Notes, the Company shall immediately pay to such holder or holders all amounts due and payable with respect to such Notes.

                           (iv) If any Event of Default of the type described in
subparagraph 4(a)(i) occurs, (A) notwithstanding subparagraph 5(a)(i), the Notes shall become immediately convertible and (B) for each such occurrence, the Minimum Conversion Price and the Conversion Price calculated at the time of conversion shall be reduced by $1.00.

                           (v) If any Event of Default of the type  described in
subparagraph 4(a)(v) occurs, (A) notwithstanding subparagraph 5(a)(i), the Notes shall become immediately convertible and (B) for each such occurrence, the Minimum Conversion Price and the Conversion Price calculated at the time of conversion shall be reduced by an amount equal to the quotient of (1) the amount of the judgment referred to in subparagraph 4(a)(v) divided by (2) the number of shares of Common Stock Deemed Outstanding at the time of the Event of Default.

                           (vi) If any Event of Default of the type described in
subparagraph 4(a)(i) (with respect to the failure to pay any redemption) occurs,
(A)  notwithstanding   Section  5(a)(i),  this  Note  shall  become  immediately
convertible, (B) the Minimum Conversion Price shall be reduced to 75% of the Minimum Conversion Price in effect immediately prior to such adjustment and (C) the Conversion Price calculated at the time of conversion shall be reduced to 75% of the lesser of (1) the applicable Conversion Price in effect at the time of conversion immediately prior to such adjustment and (2) the Market Price of a share of Common Stock at the time of conversion. Thereafter, for each succeeding 90-day period that the Event of Default continues following the initial Event of Default referred to above continues, (x) the Minimum Conversion Price shall be reduced to 75% of the Minimum Conversion Price in effect immediately prior to such adjustment, (y) the Conversion Price calculated at the time of conversion shall be reduced to 75% of the lesser of (a) the Conversion Price in effect at the time of conversion immediately prior to such adjustment and (b) the Market Price of a share of Common Stock at the time of conversion. In no event shall any Conversion Price adjustment hereunder be rescinded.

         For example, assume that an Event of Default of the type described in subparagraph 4(a)(i) (with respect to the failure to pay any redemption) has occurred and this Note becomes immediately convertible. Then assume that one year prior to such Event of Default there had been a two-for-one stock split by the Company. Finally, assume that, pursuant to Section 5(b)(i), the Maximum Conversion Price, the Minimum Conversion Price and the Conversion Price at the time of conversion would initially be $10.00, $6.67 and $10.00, respectively. In this case, the Maximum Conversion Price, the Minimum Conversion Price and the Conversion Price of $10.00, $6.67 and $10.00 would first be decreased pursuant to Section 5(d) from $10.00 to $5.00, $6.67 to $3.34 and $10.00 to $5.00, respectively. Then, (i) the Minimum Conversion Price would be reduced to 75% of $3.34, or $2.51 and (ii) if the Market Price of a share of Common Stock at the time of conversion exceeds $7.50, the Conversion Price calculated at the time of conversion would be reduced to 75% of $5.00, or $3.75. If the Event of Default had existed for an additional 90 days following the initial Event of Default, (a) the Minimum Conversion Price at the time of conversion would be reduced to 75% of $2.51, or $1.88 and (b) if the Market Price of a share of Common Stock at the time of conversion exceeds $5.625, the Conversion Price at the time of conversion would be reduced to 75% of $3.75, or $2.8125. If the Event of Default had existed for an additional 90 days following the initial Event of Default, (i) the Minimum Conversion Price at the time of conversion would be further reduced to 75% of $1.88, or $1.41 and (ii) if the Market Price of a share of Common Stock at the time of conversion exceeds $4.21875, the Conversion Price at the time of conversion would be further reduced to 75% of $2.8125, or $2.10938.

                           (vii) If any Event of Default of the type described
in subparagraph 4(a)(vii) occurs, notwithstanding Section 5(a)(i), this Note shall become immediately convertible. Thereafter, for each succeeding fiscal quarter that such an Event of Default occurs following the initial Event of Default referred to above, the holders of the Notes may require the Company to deposit in a Blocked Account an amount in cash equal to $2,500,000 plus an amount that would generate a 35% internal rate of return on such $2,500,000 from the date of issuance of the Notes through the date such funds are deposited in such Blocked Account. Any interest paid pursuant to the Notes with respect to $2,500,000 principal amount of the Notes shall be credited towards the calculation of such 35% internal rate of return; provided, that if the cash deposit referred to above is not deposited by the Company into such Blocked Account within ten (10) days following a request by the holders of the Notes to make such a deposit, the holders of the Notes shall have the right to direct (A) the Licensees to pay earned licensee fees and (B) the Company to pay binder profits directly to such Blocked Account pursuant to the terms of the Security Agreement and the Side Agreements (each as defined in the Purchase Agreement).

                           (viii) If any Event of Default of the type described
in subparagraph 4(a)(ix) occurs, (A) notwithstanding subparagraph 5(a)(i), the Notes shall become immediately convertible and (B) the Conversion Price calculated at the time of conversion shall be reduced to the lesser of (1) the Conversion Price immediately prior to the public announcement of such Organic Change and (2) the lowest Conversion Price that could have been determined had conversion occurred prior to the consummation of such Organic Change.

                           (ix) If any Event of Default exists, each holder of
the Notes shall also have any other rights which such holder is entitled to under the Purchase Agreement or any other contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.

                           (x) The Company hereby waives diligence, presentment,
protest and demand and notice of protest and demand, dishonor and nonpayment of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time and that the holder hereof may accept security for this Note or release security for this Note, all without in any way affecting the liability of the Company hereunder.

                  5.       Conversion.

                  (a)      Conversion Procedure.

                           (i) At any time  following the third  anniversary  of
the date of issuance of this Note and prior to the payment of this Note in full, each holder of this Note may convert all or any portion of the outstanding principal amount of this Note into a number of shares of the Conversion Stock determined by dividing the principal amount designated by such holder to be converted, by the Conversion Price then in effect.

                           (ii) The holders of this Note may convert this Note
by delivering to the Company or its agent a written notice of conversion (the "Notice of Conversion"), duly signed by or on behalf of the holder, stating the aggregate principal amount of such holder's Note to be converted, in the form of Exhibit A attached hereto. Such notices may be delivered to the Company or its agent by telephone line facsimile, and shall be delivered prior to 6 p.m., New York time, on the day prior to the date of requested conversion. The Company will confirm its receipt of the

Notice of Conversion, and confirm the calculations therein or indicate alternative calculations, by return facsimile by 11:00 a.m., New York time, on the following Business Day. Failure of the Company to send such return facsimile shall evidence its acceptance of the calculations in the Notice of Conversion.

                           (iii) Except as otherwise expressly provided herein,
each conversion of this Note shall be deemed to have been effected as of the close of business on the date on which this Note has been surrendered for conversion at the principal office of the Company. At such time as such conversion has been effected, the rights of the holder of this Note as such holder to the extent of the conversion shall cease, and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

                           (iv) The conversion rights of any Note subject to
redemption hereunder shall terminate on the Redemption Date for such Note unless the Company has failed to pay to the holder thereof the Optional Redemption Price of such Note or portion thereof (plus all accrued interest thereon and any premium payable with respect thereto).

                           (v)  Notwithstanding any other provision hereof, if a
conversion of any portion of this Note is to be made in connection with a Change of Control or other transaction affecting the Company, the conversion of any portion of this Note may, at the election of the holder hereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated.

                           (vi) On receipt by the Company from a holder of this
Note of a Notice of Conversion by telephone line facsimile transmission, meeting the requirements for conversion in this Note, the Company shall deliver to the converting holder:

                           (A) a certificate or certificates representing the number of shares of Conversion Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

                           (B) payment in an amount equal to the sum of all accrued interest with respect to the principal amount converted, which has not been paid prior thereto, plus the amount payable under subparagraph (vii) below; and

                           (C) a new Note representing any portion of the principal amount which was represented by the Note surrendered to the Company in connection with such conversion but which was not converted.

                           (vii) If any fractional share of Conversion Stock
would, except for the provisions hereof, be deliverable upon conversion of this Note, the Company, in lieu of delivering such fractional share, shall pay an amount equal to the Market Price of such fractional share as of the date of such conversion.

                           (viii) The  issuance  of  certificates  for shares of
Conversion Stock upon conversion of this Note shall be made without charge to the holder hereof for any issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion and the related issuance of shares of Conversion Stock. Upon conversion of this Note, the Company shall take all such actions as are necessary in order to insure that the Conversion Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable.

                           (ix) The Company shall not close its books against
the transfer of Conversion Stock issued or issuable upon conversion of this Note in any manner which interferes with the timely conversion of this Note. The Company shall assist and cooperate with any holder of this Note required to make any governmental filings or obtain any governmental approval prior to or in connection with the conversion of this Note (including, without limitation, making any filings required to be made by the Company).

                           (x) The Company shall at all times reserve and keep
available out of its authorized but unissued shares of Conversion Stock, solely for the purpose of issuance upon the conversion of the Note, such number of shares of Conversion Stock issuable upon the conversion of all outstanding Notes. All shares of Conversion Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Company shall take all such actions as may be necessary to assure that all such shares of Conversion Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Conversion Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

                           (xi) The Company shall declare the payment of all
interest payable under subparagraph (vi)(B) above. If the Company is not permitted under applicable law to pay any portion of the accrued interest with respect to the principal amount being converted, the Company shall pay such interest to the converting holder as soon thereafter as funds of the Company are legally available for such payment. At the request of any such converting holder, the Company shall provide such holder with written evidence of its obligation to such holder. If for any reason the Company is unable to pay any portion of the accrued interest with respect to the principal amount being converted, such interest may, at the converting holder's option, be converted into an additional number of shares of Conversion Stock determined by dividing the amount of the unpaid interest to be applied for such purpose, by the lesser of (A) the Conversion Price then in effect and (B) the Market Price of a share of Common Stock.

                           (xii) If the shares of Conversion Stock issuable by
reason of conversion of this Note are convertible into or exchangeable for any other stock or securities of the Company, the Company shall, at the converting holder's option, upon surrender of this Note as provided herein together with any notice, statement or payment required to effect such conversion or exchange of Conversion Stock, deliver to such holder or as otherwise specified by such holder a certificate or certificates representing the stock or securities into which the shares of Conversion Stock issuable by reason of such conversion are so convertible or exchangeable, registered in such name or names and in such denomination or denominations as such holder has specified.

                  (b)      Conversion Price.

                           (i) As used herein, the term "Conversion Price" shall
mean the quotient obtained by dividing (A) the Market Price of a share of the Common Stock as of the date of conversion or such date for which the Conversion Price is determined, as applicable, by (B) 1 and one-half (1.5); provided, that, subject to Section 5(d), (1) if the Conversion Price calculated pursuant hereto is equal to or greater than $10.00 per share of Common Stock, the Conversion Price shall be $10.00 (the "Maximum Conversion Price") or (2) if the Conversion Price calculated pursuant hereto is equal to or less than $6.67, the Conversion Price shall be $6.67 (the "Minimum Conversion Price"). Notwithstanding the foregoing, in order to prevent dilution of the conversion rights granted under this subparagraph 5 and give effect to the Events of Default under subparagraph 4, upon each determination of the Conversion Price, the Conversion Price shall first be calculated pursuant to this subparagraph 5(b)(i) and then shall be subject to further adjustment pursuant to the provisions of subparagraph 5(b)(ii), 5(c), 5(e) and 5(f) and subparagraph 4(b)(iv), (v), (vi) and (viii), as applicable.

                           (ii) If and whenever on or after the original date of
issuance of this Note, the Company issues or sells, or in accordance with paragraph 5(c) is deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Market Price in effect immediately prior to such time of such issue or sale, then immediately upon such issue or sale or deemed issue or sale the Minimum Conversion Price and Maximum Conversion Price shall be reduced to the Minimum Conversion Price and Maximum Conversion Price determined by multiplying such Minimum Conversion Price and Maximum Conversion Price, as the case may be, by a fraction equal to the quotient obtained by dividing (A) the sum of (1) the product derived by multiplying the Market Price in effect immediately prior to the earlier of the date on which such issuance or sale is made public and the date of such issue or sale by the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale, plus
(2) the consideration, if any, received by the Company upon such issue or sale, by (B) the product of (1) the Market Price in effect immediately prior to the earlier of the date on which such issuance or sale is made public and the date of such issue or sale and (2) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale.

                           (iii)  Notwithstanding the foregoing,  there shall be
no adjustment in the Conversion Price as a result of any issue or sale (or deemed issue or sale) of up to an aggregate number of 1,200,000 shares of Common Stock to directors, officers and employees of the Company and its Subsidiaries pursuant to stock option plans and stock ownership plans approved by the Board of Directors (as such number of shares is proportionately adjusted for subsequent stock splits, combinations and dividends affecting the Common Stock and as such number includes all such stock options and purchase rights outstanding at the time of the issuance of this Note).

                  (c) Effect on Conversion Price of Certain Events. For purposes of determining the adjusted Conversion Price under paragraph 5(b), the following shall be applicable:

                           (i) Issuance of Rights or Options.  If the Company in
any manner grants or sells any Options and the price per share for which Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than the Market Price in effect immediately prior to the time of the granting or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Options for such price per share. For purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by
(B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                           (ii)  Issuance  of  Convertible  Securities.  If  the
Company in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than the Market Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the total amount received or receivable by the Company as consideration for the issue or sale of such
Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this paragraph 5, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

                           (iii) Change in Option Price or  Conversion  Rate. If
the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be immediately adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; provided that if such adjustment would result in an increase of the Conversion Price then in effect, such adjustment shall not be effective until thirty (30) days after written notice thereof has been given by the Company to all holders of the Notes. For purposes of paragraph 5(c), if the terms of any Option or Convertible Security which was outstanding as of the date of issuance of the Preferred Stock are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; provided that no such change shall at any time cause the Conversion Price hereunder to be increased.

                           (iv)  Treatment  of Expired  Options and  Unexercised
Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Conversion Price then in effect hereunder shall be adjusted immediately to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued; provided that if such expiration or termination would result in an increase in the Conversion Price then in effect, such increase shall not be effective until thirty (30) days after written notice thereof has been given to all holders of the Notes. For purposes of paragraph 5(c), the expiration or termination of any Option or Convertible Security which was outstanding as of the date of issuance of the Preferred Stock shall not cause the Conversion Price hereunder to be adjusted unless, and only to the extent that, a change in the terms of such Option or Convertible Security caused it to be deemed to have been issued after the date of issuance of this Note.

                           (v)  Calculation of  Consideration  Received.  If any
Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor (net of discounts, commissions and related expenses). If any Common Stock, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company shall be the Market Price thereof as of the date of receipt. If any Common Stock, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Option or Convertible Security, as the case may be. The fair value of any consideration other than cash and securities shall be determined jointly by the Company and the holders of a majority of the outstanding principal amount of the Notes. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Company and the holders of a majority of the outstanding principal amount of the Notes. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Company.

                           (vi) Integrated  Transactions.  In case any Option is
issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for a consideration of $.01.

                           (vii) Treasury Shares. The number of shares of Common
Stock outstanding at any given time does not include shares owned or held by or for the account of the Company or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

                           (viii)  Record Date. If the Company takes a record of
the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                  (d) Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, each of the Conversion Price, the Maximum Conversion Price and the Minimum Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Company at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, each of the Conversion Price, the Maximum Conversion Price and the Minimum Conversion Price in effect immediately prior to such combination shall be proportionately increased.

                  (e) Reorganization, Reclassification, Consolidation, Merger or
Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets or other transaction, which in each case is effected in such a manner that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an "Organic Change." Prior to the consummation of any Organic Change, the Company shall make appropriate provisions (in form and substance satisfactory to the holders of a majority of the principal amount of the Notes then outstanding) to insure that each of the holders of the Notes shall thereafter have the right to acquire and receive, in lieu of or addition to (as the case may be) the shares of Conversion Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Notes, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Notes immediately prior to such Organic Change. In each such case, the Company shall also make appropriate provisions (in form and substance satisfactory to the holders of a majority of the principal amount of the Notes then outstanding) to insure that the provisions of this paragraph 5 and paragraphs 6 and 7 hereof shall thereafter be applicable to the Notes (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of the Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Conversion Stock acquirable and receivable upon conversion of the Notes, if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation, merger or sale). The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form reasonably satisfactory to the holders of a majority of the principal amount of the Notes then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

                  (f) Certain Events. If any event occurs of the type contemplated by the provisions of this paragraph 5 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Board of Directors shall make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of the Notes; provided that no such adjustment shall increase the Conversion Price as otherwise determined pursuant to this paragraph 5 or decrease the number of shares of Conversion Stock issuable upon conversion of the Notes then outstanding.

                  (g)      Notices.

                           (i) Immediately upon any adjustment of the Conversion
Price, the Company shall send written notice thereof to the holders of the Notes, setting forth in reasonable detail and certifying the calculation of such adjustment.

                           (ii) The Company shall send written notice to the
holder of this Note at least twenty (20) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

                           (iii) The Company shall also give at least twenty
(20) days prior written notice of the date on which any Organic Change, dissolution or liquidation shall take place.

                           (iv) All notices, except those given pursuant to
paragraph 16, shall be delivered in accordance with paragraph 14.

                  (h) Conversion Limit. Notwithstanding anything herein to the contrary, unless and until the Company shall have obtained the approval of its stockholders for the issuance and sale of securities pursuant to the Purchase Agreement which are convertible into and exercisable for, in the aggregate, more than 19.9% of the common equity of the Company (calculated as provided in and required by the rules of the Nasdaq Stock Market), to the extent the rules of the Nasdaq Stock Market requiring a stockholder vote are applicable to such issuance and sale, or the Company shall have obtained such other stockholder approval as may be required to comply with the rules of such other national securities exchange upon which the Common Stock may then be traded (such percentage of Common Stock or other restriction, the "Conversion Limit"), the Company will not be required to issue shares of Common Stock upon conversion of this Note which when taken together with all other shares of Common Stock previously issued upon conversion of the Preferred Stock and the conversion of the Notes and exercise of the Warrants issued pursuant to the Purchase

Agreement, exceeds the Conversion Limit. In the event that the holders of this Note deliver a Notice of Conversion with respect to all or any portion of the outstanding principal amount of this Note and the number of shares of Common Stock into which such portion of this Note shall be convertible in accordance with the terms hereof exceeds the Conversion Limit, then in lieu of issuing any shares in excess of the Conversion Limit ("Excess Shares"), the Company shall pay to the holder on the date set for conversion an amount equal to the principal amount of the Note being converted into Excess Shares multiplied by the Optional Redemption Price (together with all accrued and unpaid interest thereon).

                  6. Liquidating Dividends. If the Company declares a dividend upon the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend payable in shares of Common Stock (a "Liquidating Dividend"), then the Company shall pay to the holders of the Notes at the time of payment thereof the Liquidating Dividend which would have been paid on the shares of Conversion Stock had the Notes been fully converted immediately prior to the date on which a record is taken for such Liquidating Dividend, or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

                  7. Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then each holder of the Notes shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Conversion Stock acquirable upon conversion of such holder's Note immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

                  8. Definitions. For purposes of the Notes, the following capitalized terms have the following meaning.

                  "Blocked Account" means a bank account designated by the holders of the Notes over which the Company has relinquished control pursuant to a letter in form and substance satisfactory to the holders of the Notes to the bank at which such account is maintained.

                  "Business Day" means any day other than a Saturday, a Sunday or a day on which banks in New York City are authorized or obligated by law or executive order to close.

                  "Change of Control" has the meaning set forth in paragraph 3 hereof.

                  "Common Stock" means, collectively, the Company's Common Stock, $.001 par value per share, and any capital stock of any class of the Company hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

                  "Common Stock Deemed Outstanding" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to subparagraphs 5(c)(i) and 5(c)(ii) hereof whether or not the Options and Convertible Securities are actually exercisable at such time.

                  "Consolidated EBITDA" means, for any period, the sum for such period of (a) the consolidated net income (or deficit) of the Company and its Subsidiaries for such period, taken as a whole, plus (b) the sum of, without duplication, (i) income tax expense, (ii) interest expense, (iii) depreciation expense, (iv) amortization expense and (v) any extraordinary non-cash loss less
(c) interest or investment income, less (d) any extraordinary non-cash gain, in each case without giving effect to any net extraordinary gains or losses or gains or losses for sales of assets other than in the ordinary course of business, all as presented on the Company's financial statements and determined in accordance with GAAP.

                  "Consolidated Net Indebtedness" means, at any time, (a) the aggregate Indebtedness (as defined in the Purchase Agreement) of the Company and its Subsidiaries at such time determined on a consolidated basis in accordance with GAAP less (b) cash and cash equivalents as presented on the Company's financial statements.

                  "Conversion Stock" means shares of the Company's Common Stock; provided, that if there is a change such that the securities issuable upon conversion of the Notes are issued by an entity other than the Company or there is a change in the class of securities so issuable, then the term "Conversion Stock" shall mean one share of the security issuable upon conversion of this
Note if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

                  "Convertible   Securities"   means  any  stock  or  securities
(directly or indirectly) convertible into or exchangeable for Common Stock.

                  "Debt-to-EBITDA Ratio" means, for any fiscal quarter, the ratio of (a) Consolidated Net Indebtedness as of the last day of such quarter to
(b) Consolidated EBITDA for such fiscal quarter.

                  "Events of Default" has the meaning set forth in paragraph 4 hereof.

                  "GAAP" means United States generally accepted accounting principles in effect from time to time, consistently applied.

                  "Interest   Payment  Dates"  has  the  meaning  set  forth  in
paragraph 1 hereof.

                  "Licensees" means each of PC Virginia Synthetic Fuel #1, L.L.C., a Delaware limited liability company, PC West Virginia Synthetic Fuel #1, L.L.C., a Delaware limited liability company, PC West Virginia Synthetic Fuel #2, L.L.C., a Delaware limited liability company, and PC West Virginia Synthetic Fuel #3, L.L.C., a Delaware limited liability company.

                  "Market Price" of any security means the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the Nasdaq Stock Market System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the Nasdaq Stock Market System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over the period of the 30 days immediately preceding the day which "Market Price" is being determined. If at any time such security is not listed on any securities exchange or quoted in the Nasdaq Stock Market System or the over-the-counter market, the "Market Price" shall be the fair value thereof determined jointly by the Company and the holders of a majority of the principal amount of the Notes outstanding. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Company and the holders of a majority of the principal amount of the Notes outstanding. The determination of such appraiser shall be final and binding upon the parties, and the Company shall pay the fees and expenses of such appraiser.

                  "Maturity Date" means the date that is the fifth anniversary of the date of issuance of this Note.

                  "Notice of Conversion" has the meaning set forth in paragraph 5(a)(ii) hereof.

                  "Optional Redemption Price" of any Note as of any particular date (expressed as a percentage of the outstanding principal amount of such Note to be redeemed) shall be equal to (i) 100% from the date of issuance of the Notes until and including the date that is thirty (30) months from such date of issuance and (ii) 109.85% from the date following the date that is thirty (30) months from the date of issuance of the Notes.

                  "Options" means any rights or options to subscribe for or purchase Common Stock or Convertible Securities.

                  "Organic Change" has the meaning given that term in paragraph 5(e).

                  "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof or other entity.

                  "Redemption Date" as to any principal amount of the Notes means the date specified in the notice of any redemption at the Company's option or at the holder's option or the applicable date specified herein in the case of any other redemption.

                  "Securities"   means  any  Capital   Stock  or  other   equity
securities of the Company.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

                  9. Registration of Transfer. Upon the surrender of any Note at the Company's principal office, the Company shall, at the request of the holder of such Note, execute and deliver (at the Company's expense) a new Note or Notes in exchange therefor representing in the aggregate the principal amount represented by the surrendered Note. Each such new Note shall be registered in such name and shall represent such principal amount as is requested by the holder of the surrendered Note and shall be substantially identical in form to the surrendered Note, and interest shall accrue on the new Note from the date to which interest has been fully paid on such surrendered Note.

                  10. Replacement. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of a holder's Note, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfacto ry), or, in the case of any such mutilation upon surrender of such Note, the Company shall (at its expense) execute and deliver in lieu of such Note a new Note of like kind representing the aggregate principal amount represented by such lost, stolen, destroyed or mutilated Note and dated the date of such lost, stolen, destroyed or mutilated Note, and interest shall accrue on the new Note from the date to which interest has been fully paid on such lost, stolen, destroyed or mutilated Note.

                  11. Cancellation. After all principal and accrued interest at any time owed on this Note has been paid in full, this Note shall be surrendered to the Company for cancellation and shall not be reissued.

                  12. Payments. All payments to be made to the holders of the Notes shall be made in the lawful money of the United States of America in immediately available funds.

                  13. Amendment and Waiver. No amendment, modification or waiver shall be binding or effective with respect to any provision of this Agreement without the prior written consent of the holders of at least 50.1% of the principal amount of the Notes outstanding at the time such action is taken; provided that no such action shall change (a) the rate at which or the manner in which interest on the Notes accrues or the times at which such interest becomes payable or the amount payable on redemption of the Notes or the times at which redemption of the Notes is to occur, without the prior written consent of the holders of 100% of the principal amount of the Notes then outstanding, (b) the Conversion Price of the Notes or the number of shares or class of stock into which the Notes are convertible, without the prior written consent of the holders of 100% of the principal amount of the Notes then outstanding, or (c) the percentage required to approve any change described in clauses (a) and (b) above, without the prior written consent of the holders of 100% of the principal amount of the Notes then outstanding; and provided further that no change in the terms hereof may be accomplished by merger or consolidation of the Company with another corporation or entity unless the Company has obtained the prior written consent of the holders of the applicable percentage of the principal amount of the Notes then outstanding.

                  14. Place of Payment and Notices. Except as otherwise expressly provided hereunder, (a) payments of principal and interest shall be delivered and (b) all notices referred to herein shall be (i) delivered in person, (ii) transmitted by telecopy, (iii) sent by registered or certified mail, postage prepaid with return receipt requested, or (iv) sent by reputable overnight courier service, fees prepaid, to (x) the Company, at its principal executive offices and (y) to any noteholder, at such holder's address as it appears in the Purchase Agreement (unless otherwise indicated by any such holder). Notices shall be deemed given upon personal delivery, upon receipt of return receipt in the case of delivery by mail, upon acknowledgment by the receiving telecopier or one day following deposit with an overnight courier service.

                  15. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE LAWS OF CONFLICT OR CHOICE OF LAWS OF THE STATE OF NEW YORK OR OF ANY OTHER JURISDICTION THAT WOULD RESULT IN THE APPLICATION OF ANY LAWS OTHER THAN THOSE OF THE STATE OF NEW YORK.

                  16. CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS NOTE, THE COMPANY HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS AND IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICE, SUCH SERVICE TO BECOME EFFECTIVE TEN (10) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE HOLDERS OF THE NOTES TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO

COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION. THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE COMPANY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE COMPANY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS NOTE.

                  17. WAIVER OF JURY TRIAL. THE COMPANY HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS NOTE OR UNDER ANY AMENDMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION HEREWITH, OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS NOTE, AND AGREES THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE COMPANY CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF THE HOLDERS OF THIS NOTE HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE HOLDERS OF THIS NOTE WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. THE COMPANY HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE HOLDERS OF THIS NOTE ACCEPTING DELIVERY HEREOF.


                                    * * * * *

                  IN WITNESS WHEREOF, the Company has executed and delivered this Note as of the date first written above.


                            COVOL TECHNOLOGIES, INC.


Attest                                          By /s/ Steven G. Stewart
                                                  ------------------------------

/s/ Asael T. Sorensen                          Its CFO
-------------------------------                   ------------------------------

                                                                       Exhibit A

                          FORM OF NOTICE OF CONVERSION

                                            ____________________, 199_

BY FACSIMILE:                       or      ______________ (alternate)

Covol Technologies, Inc.
3280 North Frontage Road
Lehi, Utah  84043


cc:   [Name of Transfer Agent]

                          Re: Convertible Secured Note

         The undersigned hereby elects to convert the principal amount of the Convertible Secured Note indicated below, into shares of Common Stock, par value $.001 per share of the Company, as of the following date:

Date to Effect Conversion:

Principal amount of Note being Converted:

Conversion Price (calculated as follows):











The number of shares of Common Stock to be received on conversion of $______ principal amount of the Note is _______ shares.

Delivery Instructions:

Certificates to be
issued in the name of:


Certificates to be
delivered to:



Date:

                    Authorized signature of Registered Holder


                             CONFIRMATION OF RECEIPT
                             OF NOTICE OF CONVERSION
                           AND CONVERSION CALCULATION:


Acknowledged:

COVOL TECHNOLOGIES, INC.

By:                        --------------------------------------------

Name:                      --------------------------------------------

Title:                     --------------------------------------------



                                       A-2